UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(D) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 10, 2006

APEX SILVER MINES LIMITED

(Exact name of registrant as specified in its charter)

Cayman Islands, British West Indies	1-13627	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Walker House Mary Street George Town, Grand Cayman Cayman Islands, British West Indies	Not Applicable
(Address of principal executive offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 8.01	Other Events

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Item 8.01.   Other Events.   Apex Silver has determined through an internal investigation that one of its Latin American subsidiaries may have made improper payments to government officials several years ago in connection with an inactive, early stage, exploration property that is not related to any of Apex Silver’s active exploration or development properties.  In March 2006, Apex Silver informed the Department of Justice and Securities and Exchange Commission of the internal investigation.  Apex Silver has been informed that the Department of Justice and the Securities and Exchange Commission may commence an investigation of the Company with respect to these matters, including possible violations of the Foreign Corrupt Practice Act (FCPA).   Apex Silver is cooperating fully with the internal investigation and any related investigation of these matters by the Department of Justice and Securities and Exchange Commission.

                                Apex Silver is currently assessing whether the results of the internal investigation may indicate that internal controls were not operating effectively during 2003, 2004 and 2005 and the potential impact on management’s assessment of internal controls for the years ended December 31, 2004 and December 31, 2005.  Apex Silver expects to file a Form 12b-25 to extend the filing date for its Annual Report on Form 10-K for the period ended December 31, 2005 to allow additional time to complete the analysis necessary for its assessment of internal controls and to complete its financial statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 10, 2006

Apex Silver Mines Limited

By:	/s/ Robert Vogels
Robert Vogels
Vice President and Controller